UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 14, 2019

Carrizo Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Texas	000-29187-87	76-0415919
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street Suite 2300 Houston, Texas		77002
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (713) 328-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CRZO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On July 14, 2019, Carrizo Oil & Gas, Inc., a Texas corporation (“Carrizo”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Callon Petroleum Company, a Delaware corporation (“Callon”). Pursuant to the Merger Agreement, on and subject to the terms and conditions set forth therein, Carrizo will be merged with and into Callon, with Callon continuing as the surviving entity (the “Merger”).

On and subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of Carrizo’s common stock, par value $0.01 per share (“Carrizo Common Stock”), will automatically be converted into the right to receive 2.05 shares (the “Exchange Ratio”) of Callon’s common stock, par value $0.01 per share (“Callon Common Stock”). Pursuant to the terms of the Merger Agreement, if Carrizo obtains receipt of the affirmative vote or written consent of the holders of a majority of the outstanding shares of Carrizo’s 8.875% redeemable preferred stock, par value $0.01 per share (“Carrizo Preferred Stock”), entitled to vote thereon in favor of the Merger Agreement (the “Carrizo Preferred Shareholder Approval”), then each issued and outstanding share of Carrizo Preferred Stock will be converted into the right to receive one share of 8.875% redeemable preferred stock, par value $0.01 per share, of Callon (“Callon Preferred Stock”), which will be a newly created series of preferred stock with substantially the same terms as the Carrizo Preferred Stock. If the Carrizo Preferred Shareholder Approval is not obtained at or prior to the completion of Carrizo’s shareholder meeting described below, then Carrizo will redeem each issued and outstanding share of Carrizo Preferred Stock for an amount in cash equal to the applicable Secondary Company Redemption Price (as such term is defined in the Statement of Resolutions Establishing Series of 8.875% Redeemable Preferred Stock of Carrizo Oil & Gas, Inc.) (the “Preferred Redemption”).

Pursuant to the terms of the Merger Agreement, immediately after the Effective Time, Callon will take all such action as may be necessary so that the members of the board of directors of Callon shall consist of (i) each director of Callon immediately prior to the Effective Time and (ii) (a) two members of the board of directors of Carrizo, who shall be designated by Carrizo prior to the closing of the Merger and appointed to the board of directors of Callon, and (b) one additional member of the board of directors of Carrizo, who shall be designated by Callon prior to the closing of the Merger and appointed to the board of directors of Callon (such three individuals described in clauses (a) and (b), together, the “Carrizo Designated Directors”), with the Carrizo Designated Director designated by Callon being appointed as a Class III director, with a term ending at the 2021 annual meeting of the stockholders of Callon, and the two Carrizo Designated Directors designated by Carrizo being appointed as Class I directors, each with a term ending at the 2022 annual meeting of the stockholders of Callon. Additionally, the Merger Agreement provides that, upon consummation of the Merger, the officers of Callon immediately prior to the Effective Time will be the officers of the combined company.

In connection with the Merger Agreement, (i) each share of restricted stock granted pursuant to Carrizo’s equity plans that is outstanding immediately prior to the Effective Time will be vested and converted into the right to receive a number of shares of Callon Common Stock equal to the Exchange Ratio, (ii) except with respect to the Special RSU Awards described below, each restricted stock unit relating to Carrizo Common Stock granted pursuant to Carrizo’s equity plans that is outstanding immediately prior to the Effective Time will automatically be cancelled and converted into a vested right to receive a number of shares of Callon Common Stock equal to the number of shares of Carrizo Common Stock subject to such restricted stock unit award as of immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded up to the nearest whole share, (iii) each restricted stock unit award granted to a new hire in accordance with the terms of the Merger Agreement following July 14, 2019 and one award previously made to an employee of Carrizo (collectively, the “Special RSU Awards”) will be assumed by Callon at the Effective Time and converted into a restricted stock unit award of Callon with respect to a number of shares of Callon Common Stock equal to the number of shares of Carrizo Common Stock subject to such restricted stock unit award as of immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded up to the nearest whole share, and otherwise will be subject to the same terms and conditions as the Special RSU Awards, (iv) each performance share representing the right to receive either Carrizo Common Stock or the value thereof granted subject to performance conditions pursuant to Carrizo’s equity plans (a “Carrizo Performance Share”) that is outstanding immediately prior to the Effective Time will automatically be cancelled and converted into a vested right to receive a number of shares of Callon Common Stock equal to the product of (a) the greater of (1) the target number of shares of Carrizo Common Stock subject to such Carrizo Performance Share award as of immediately prior to the Effective Time and (2) the number of shares of Carrizo Common Stock to be earned based on actual achievement of the performance criteria set forth in the applicable award agreement, measured based on a shortened performance period that ends as of the close of the business day prior to the date of the closing of the Merger, multiplied by (b) the Exchange Ratio, rounded up to the nearest whole share, and (v) each stock appreciation right relating to Carrizo Common Stock granted pursuant to Carrizo’s equity plans (“Carrizo SAR”) that is outstanding immediately prior to the Effective Time will automatically be cancelled and converted into a vested stock appreciation right covering shares of Callon Common Stock (“Converted Callon SAR”) with respect to that number of shares of Callon Common Stock that is equal to the product of (a) the number of shares of Carrizo Common Stock subject to such Carrizo SAR as of immediately prior to the Effective Time, multiplied by (b) the Exchange Ratio, rounded down to the nearest whole share. The exercise price per share of the Converted Callon SAR will be equal to the exercise price per share of the Carrizo SAR divided by the Exchange Ratio, rounded up to the nearest whole cent. Following the Effective Time, the Converted Callon SAR shall be subject to such other terms and conditions as applied to the corresponding in Carrizo SAR immediately prior to the Effective Time, provided that the Converted Callon SAR will remain exercisable for its full original term without regard to any continuing service requirement. As of the Effective Time, Callon shall assume the obligations of Carrizo under Carrizo’s equity plans and shall assume such plans for purposes of employing such plans to govern the Converted Callon SARs and, in its discretion, to make grants of equity-based awards relating to Callon Common Stock following the Effective Time.

Under the terms of the Merger Agreement, the right of a holder of Carrizo’s currently outstanding warrants to acquire shares of Carrizo Common Stock will, in accordance with the applicable warrant agreement, be converted into the right to acquire the amount of Callon Common Stock that such holder would have received upon exercise of such warrants immediately prior to the Effective Time.

Carrizo and Callon each have made customary representations, warranties and covenants in the Merger Agreement, in each case generally subject to customary materiality qualifiers. Among other things, each party has agreed, subject to certain exceptions, (i) to conduct its business in the ordinary course, from the date of the Merger Agreement until the Effective Time, and not to take certain actions prior to the closing of the Merger without the prior written consent of the other party, (ii) not to solicit alternative business combination transactions and (iii) subject to certain exceptions, not to engage in discussions or negotiations regarding any alternative business combination transactions. Carrizo has made certain additional customary covenants, including, subject to certain exceptions, to cooperate with Callon with respect to customary actions for specified financing transactions and debt repayments requested by Callon in connection with the Merger. Callon is obligated to deposit the amount required to effect to the Preferred Redemption (the “Preferred Deposit”) no later than the open of business on the date of the closing of the Merger, though Carrizo is permitted to fund such amount if Callon fails to do so.

The closing of the Merger is conditioned on (i) the approval of the Merger Agreement by the affirmative vote of the holders of at least two-thirds of the outstanding shares of Carrizo Common Stock entitled to vote thereon (the “Carrizo Common Shareholder Approval”), (ii) either (a) the Carrizo Preferred Shareholder Approval having been obtained or (b) the Preferred Deposit having been deposited and the Preferred Redemption having occurred, (iii) the approval of the issuance of new Callon Common Stock in the Merger by a vote of the holders of a majority of the Callon Common Stock having voting power and present or represented by proxy at the special stockholders meeting to adopt the Merger Agreement and approve the transactions contemplated thereby, (iv) the approval of certain amendments to Callon’s certificate of incorporation to increase the authorized number of shares of Callon Common Stock by a vote of the holders of a majority of the issued and outstanding shares of Callon Common Stock entitled to vote thereon, (v) the adoption of the Merger Agreement and the Merger by a vote of the holders of a majority of the issued and outstanding shares of Callon Common Stock entitled to vote thereon (the conditions in (iii), (iv) and (v), collectively, the “Callon Stockholder Approvals”), (vi) the absence of any law or order prohibiting the consummation of the Merger, (vii) the effectiveness of the registration statement on Form S-4 pursuant to which the shares of Callon Common Stock issuable in the Merger are registered with the Securities and Exchange Commission, (viii) the authorization for listing of Callon Common Stock issuable in the Merger on the New York Stock Exchange and (ix) other customary conditions such as the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Act (the “HSR Condition”) and delivery of opinions of counsel to Carrizo and Callon to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). Neither the obtaining of financing nor any refinancing of existing indebtedness by any person is a condition to the closing of the Merger.

The Merger Agreement contains certain termination rights for both Carrizo and Callon, including, among others:

(a)

by either Carrizo or Callon if the other party’s board of directors changes its recommendation with respect to the transactions contemplated by the Merger Agreement or if the other party willfully breaches the covenant not to solicit alternative business combination proposals from third parties;

(b)

by Carrizo, if its board of directors changes its recommendation with respect to the transactions contemplated by the Merger Agreement and substantially concurrently therewith Carrizo enters into an acquisition agreement providing for a Company Superior Proposal (as defined in the Merger Agreement);

(c)	by Carrizo or Callon, if either the Carrizo Common Shareholder Approval or the Callon Stockholder Approvals shall not have been obtained;

(d)

by Carrizo or Callon, if the other party breaches or fails to perform any of its representations, warranties or covenants in the Merger Agreement that cannot be or is not cured in accordance with the terms of the Merger Agreement and such breach or failure to perform would cause applicable closing conditions not to be satisfied; and

(e)

by Carrizo or Callon, if the Merger shall not have been consummated by February 14, 2020 (with a possible extension to April 14, 2020 if all of the conditions to closing other than certain specified conditions, including the HSR Condition, have been satisfied).

If the Merger Agreement is terminated by Callon in accordance with clause (a), then Carrizo shall be required to pay Callon a termination fee of $47.4 million (the “Carrizo Termination Fee”). If the Merger Agreement is terminated by Callon in accordance with clause (c) as a result of the Carrizo Common Shareholder Approval having not been obtained in accordance with the Merger Agreement, in accordance with clause (d) because of a terminable breach with respect to Carrizo or in accordance with clause (e) after the End Date (as it may be extended from time to time), then Carrizo shall be required to pay the Carrizo Termination Fee if, after the date of the Merger Agreement, an acquisition proposal for Carrizo by a third party is publicly announced or known and not withdrawn in a timely manner, and Carrizo, among other things, enters into or consummates an alternative transaction within 12 months of termination of the Merger Agreement. In addition, if the Merger Agreement is terminated by Carrizo in accordance with clause (e), and at the time of such termination the Carrizo Common Shareholder Approval was not yet obtained and Callon would have been permitted to terminate the Merger Agreement pursuant to clause (a), then Carrizo shall be required to pay the Carrizo Termination Fee. If the Merger Agreement is terminated in accordance with clause (c) as a result of the Carrizo Common Shareholder Approval having not been obtained in accordance with the Merger Agreement but in circumstances where the Carrizo Termination Fee would not otherwise be payable, then Carrizo shall be required to reimburse Callon up to $7.5 million for costs, fees and expenses incurred by Callon in connection with the Merger. Each of the foregoing payment or reimbursement events described in this paragraph applies to Callon in a reciprocal manner as to Carrizo, except that, where a termination fee is required to be paid by Callon to Carrizo, the amount of such fee shall be $57.0 million. In addition, if the Merger Agreement is terminated by Carrizo in accordance with clause (b), then Carrizo shall be required to pay the Carrizo Termination Fee.

In addition to the foregoing termination rights, either party may terminate the Merger Agreement if a governmental entity issues a final, non-appealable order or decree permanently restraining, enjoining or prohibiting the transactions contemplated by the Merger Agreement. The parties may also mutually agree to terminate the Merger Agreement.

If Carrizo’s board of directors changes its recommendation with respect to the transactions contemplated by the Merger Agreement, Carrizo will, unless the Merger Agreement is otherwise terminated, be required to submit the approval of the Merger Agreement to a vote of Carrizo stockholders at the Carrizo stockholders’ meeting notwithstanding a change in recommendation by Carrizo’s board of directors.

Carrizo and Callon intend that, for U.S. federal income tax purposes, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and the Merger Agreement is intended to constitute and is adopted as a “plan of reorganization” for purposes of Sections 354 and 361 of the Code and within the meaning of Treasury Regulations Sections 1.368-2(g).

The board of directors of Carrizo has unanimously approved the Merger Agreement, the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, and has recommended approval of the Merger Agreement by the holders of Carrizo Common Stock. The foregoing summary of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this report and incorporated by reference herein.

The Merger Agreement and the above description have been included to provide investors and security holders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about Carrizo, Callon or their respective subsidiaries or affiliates or equityholders. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should be aware that the representations, warranties and covenants or any description thereof may not reflect the actual state of facts or condition of Carrizo, Callon or any of their respective subsidiaries, affiliates, businesses, or equityholders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Carrizo or Callon. Accordingly, investors should read the representations and warranties of Carrizo or Callon and their respective subsidiaries that the respective companies include in reports, statements and other filings they make with the Securities and Exchange Commission.

Voting and Support Agreements

Concurrently with the execution and delivery of the Merger Agreement, each member of Carrizo’s board of directors, in his or her capacity as a shareholder, entered into a voting and support agreement with Callon to vote all shares of Carrizo Common Stock beneficially owned by such individual (i) in favor of the approval of the Merger Agreement and (ii) against specified actions that would adversely affect, discourage or delay the Merger, including specified actions that contemplate alternative transactions. Each such individual also granted to Callon an irrevocable proxy to vote such Carrizo Common Stock as provided above.

Item 2.02. Results of Operations and Financial Condition.

On July 15, 2019, Carrizo issued the press release furnished as Exhibit 99.1 to this report, which includes certain preliminary estimated results for the quarter ended June 30, 2019.

None of the information furnished in this Item 2.02 and the accompanying Exhibit 99.1 will be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor will it be incorporated by reference into any filing by Carrizo under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this Item 2.02 and the accompanying Exhibit 99.1 is not intended to, and does not, constitute a determination or admission by Carrizo that the information in this Item 2.02 and the accompanying Exhibit 99.1 is material or complete, or that investors should consider this information before making an investment decision with respect to any security of Carrizo.

Item 7.01. Regulation FD Disclosure.

On July 15, 2019, Carrizo and Callon issued a joint press release announcing the execution of the Merger Agreement, and Carrizo posted an investor presentation relating to the proposed Merger in the Investor Relations section of its website and released a letter to its employees relating to the Merger. Copies of the press release, the investor presentation and the letter to employees are furnished as Exhibits 99.1, 99.2 and 99.3, respectively, to this report and incorporated by reference herein.

None of the information furnished in this Item 7.01 and the accompanying Exhibits 99.1, 99.2 and 99.3 will be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor will it be incorporated by reference into any filing by Carrizo under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this Item 7.01 and the accompanying Exhibits 99.1, 99.2 and 99.3 is not intended to, and does not, constitute a determination or admission by Carrizo that the information in this Item 7.01 and the accompanying Exhibits 99.1, 99.2 and 99.3 is material or complete, or that investors should consider this information before making an investment decision with respect to any security of Carrizo.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

2.1*	Agreement and Plan of Merger by and between Callon Petroleum Company and Carrizo Oil & Gas, Inc., dated as of July 14, 2019.

99.1	Joint Press Release, dated as of July 15, 2019.

99.2	Investor Presentation, dated as of July 15, 2019.

99.3	Letter to Employees, dated as of July 15, 2019.

*

Schedules and similar attachments to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedules and attachments will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.

Additional Information and Where to Find It

This Current Report on Form 8-K is for information purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any proxy, vote or approval with respect to the proposed transaction or otherwise, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

This Current Report on Form 8-K shall not constitute a notice of redemption with respect to or an offer to purchase or sell (or the solicitation of an offer to purchase or sell) any preferred stock of Carrizo.

In connection with the proposed transaction, Carrizo and Callon intend to file materials with the U.S. Securities and Exchange Commission (the “SEC”), including a Registration Statement on Form S-4 of Callon (the “Registration Statement”) that will include a joint proxy statement of Carrizo and Callon, which also constitutes a prospectus of Callon. After the registration statement is declared effective by the SEC, Carrizo and Callon intend to mail a definitive proxy statement/prospectus to shareholders of Carrizo and shareholders of Callon. This material is not a substitute for the joint proxy statement/prospectus or the Registration Statement or for any other document that Carrizo or Callon may file with the SEC and send to Carrizo’s and/or Callon’s shareholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF CARRIZO AND CALLON ARE URGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY CARRIZO AND CALLON WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CARRIZO, CALLON AND THE PROPOSED TRANSACTION.

Investors will be able to obtain free copies of the Registration Statement and joint proxy statement/prospectus, as each may be amended from time to time, and other relevant documents filed by Carrizo and Callon with the SEC (when they become available) through the website maintained by the SEC at https://www.sec.gov. Copies of documents filed with the SEC by Carrizo will be available free of charge from Carrizo’s website at https://www.carrizo.com or by contacting Carrizo’s Investor Relations Department at 713-328-1055. Copies of documents filed with the SEC by Callon will be available free of charge from Callon’s website at https://www.callon.com or by contacting Callon’s Investor Relations Department at 281-589-5200.

Participants in Proxy Solicitation

Carrizo, Callon and their respective directors and certain of their executive officers and other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Carrizo’s and Callon’s shareholders in connection with the proposed transaction. Information regarding the executive officers and directors of Carrizo is included in its definitive proxy statement for its 2019 annual meeting filed with the SEC on April 2, 2019. Information regarding the executive officers and directors of Callon is included in its definitive proxy statement for its 2019 annual meeting filed with the SEC on March 27, 2019. Additional information regarding the persons who may be deemed participants and their direct and indirect interests, by security holdings or otherwise, will be set forth in the Registration Statement and joint proxy statement/prospectus and other materials when they are filed with the SEC in connection with the proposed transaction. Free copies of these documents may be obtained as described in the paragraphs above.

Cautionary Statement Regarding Forward-Looking Information

Certain statements in this Current Report on Form 8-K concerning the proposed business combination between Carrizo and Callon, including any statements regarding the expected timetable for completing the proposed transaction, the results, effects, benefits and synergies of the proposed transaction, future opportunities for the combined company, future financial performance and condition, guidance, second quarter results, the tax treatment of the proposed transaction, the expected number of drilling rigs and completion crews, the realization of supply chain savings and sustenance of operations initiatives, changes to cash flow generation, anticipated liquidity, anticipated cash general and administrative savings and any other statements regarding Carrizo’s or Callon’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995.

These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, failure to obtain the required votes of Carrizo’s shareholders or Callon’s stockholders to approve the transaction and related matters; whether any redemption of Carrizo’s preferred stock will be necessary or will occur prior to the closing of the transaction; the risk that a condition to closing of the proposed transaction may not be satisfied, that either party terminate the merger agreement or that the closing of the proposed transaction might be delayed or not occur at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; the diversion of management time on transaction-related issues; the ultimate timing, outcome and results of integrating the operations of Carrizo and Callon; the effects of the business combination of Carrizo and Callon, including the combined company’s future financial condition, results of operations, strategy and plans; the ability of the combined company to realize anticipated synergies and other benefits in the timeframe expected or at all; changes in capital markets and the ability of the combined company to finance operations in the manner expected; regulatory approval of the transaction; the effects of commodity price changes; and the risks of oil and gas activities. Expectations regarding business outlook, including changes in revenue, pricing, capital expenditures, cash flow generation, strategies for our operations, oil and natural gas market conditions, legal, economic and regulatory conditions, and environmental matters are only forecasts regarding these matters.

Additional factors that could cause results to differ materially from those described above can be found in Carrizo’s Annual Report on Form 10-K for the year ended December 31, 2018 and in its subsequent Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, each of which is on file with the SEC and available from Carrizo’s website at https://www.carrizo.com and in other documents Carrizo files with the SEC, and in Callon’s Annual Report on Form 10-K for the year ended December 31, 2018 and in its subsequent Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, each of which is on file with the SEC and available from Callon’s website at https://www.callon.com and in other documents Callon files with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither Carrizo nor Callon assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIZO OIL & GAS, INC.

Date: July 15, 2019	By:	/s/ David L. Pitts
Name: David L. Pitts
Title: Vice President and Chief Financial Officer